UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 19, 2011

Date of Report (Date of earliest event reported)

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
25 East 200 South
Lehi, Utah 84043
(Address of principal executive offices)

(801) 592-3000
(Issuer’s Telephone Number)
(801) 221-5133
(Issuer’s Facsimile Number)

____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in CoConnect, Inc.’s (the “Company”) Form 10-Q for the period ending September 30, 2011, the Company entered into a settlement agreement (the “Settlement Agreement”) with BCGU, LLC (“BCGU”) wherein BCGU exchanged 100,000 shares of the Company’s Series A Preferred Stock for 100,000 shares of the Company’s Series B Preferred Stock (the “Series B Stock”). A copy of the Settlement Agreement and the Certificate of Designation of the Series B Stock were attached as exhibits to the aforementioned Form 10-Q and are hereby incorporated in their entirety by reference. Following the Settlement Agreement, on or about October 26, 2011, the Company and BCGU entered into a redemption agreement and subsequently amended such agreement on December 19, 2011 (collectively the “Redemption Agreement”) whereby the Company was provided the right to redeem the Series B Shares in the event the Company is able to raise at least Seven Million Dollars ($7,000,000) through the sale of Company common stock, par value $0.001 (the “Common Stock”) or shares of any series of Company preferred stock, par value $0.001 (the “Preferred Stock”) convertible into common stock, and such funding is completed in its entirety on or before September 30, 2012. A copy of the Redemption Agreement and all amendments thereto are attached as exhibits to this Form 8-K and are hereby incorporated in their entirety by reference.

On or about December 19, 2011, the Company entered into lock up and leak out agreements (collectively the “Lock Up Agreements”) and Registration Rights Agreement (collectively the “Registration Agreements”) with BCGU and RVCA Partners, LLC. A copy of the Lock Up Agreements and Registration Agreements with BCGU and RVCA Partners, LLC have been attached as exhibits to this Form 8-K and are hereby incorporated in their entirety by reference.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01

Changes in Registrant’s Certifying Accountant.

On December 19, 2011, the Company’s Board of Directors made the decision to dismiss our former accounting firm, PLS, CPA. The decision to dismiss was based solely upon the Company’s preference of accounting firms and was approved by the Company’s Board of Directors as the Company has no audit or similar committee. Following the dismissal of PLS, CPA, we retained the firm of Hansen, Barnett & Maxwell, PC to audit our financial statements for the year ending December 31, 2011 and review all interim period financial statements going forward. Such change in accountants was approved by the Company’s Board of Directors. At no time prior to our retention of Hansen, Barnett & Maxwell, PC did we, or anyone on our behalf, consult with Hansen, Barnett & Maxwell, PC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

PLS, CPA audited our Form 10-K for the year ending December 31, 2010 and reviewed our Form 10-Qs for the periods ending March 31, 2011, June 30, 2011 and September 30, 2011. None of the aforementioned audits or reviews contained adverse opinions or a disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audit and review of the periods up to the date of resignation as described herein, there were no other disagreements between PLS, CPA and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, nor any advisement of reportable events that, if not resolved to the satisfaction of PLS, CPA would have caused PLS, CPA to make reference to the subject matter of the disagreement or reportable events in connection with its reports on our financial statements for such periods.

We have provided a copy of this Report on Form 8-K to PLS, CPA and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about December 19, 2011, the Company’s Board of Directors amended its Bylaws. A copy of the newly adopted Bylaws have been attached as an Exhibit to this Form 8-K and are hereby incorporated in their entirety by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Number	Description

3 (ii)	Bylaws of CoConnect, Inc.

10.1	Redemption Agreement and all amendments thereto with BCGU, LLC

10.2	Lock Up and Leak Out Agreement with BCGU, LLC

10.3	Registration Rights Agreement with BCGU, LLC

10.4	Lock Up and Leak Out Agreement with RVCA Partners, LLC

10.5	Registration Rights Agreement with RVCA Partners, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 22, 2011		COCONNECT, INC.
/s/ Robert K. Bench
	By:	Robert K. Bench
	Its:	President

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